As filed with the Securities and Exchange Commission on April 8, 2024
Registration No. 333-271189

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-3 REGISTRATION STATEMENT NO. 333-271189
UNDER
THE SECURITIES ACT OF 1933

Former TRKA Media Group, Inc. (f/k/a Troika Media Group, Inc.)
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)
83- 0401552
(I.R.S. Employer Identification Number)

25 West 39th Street, 6th Floor
New York, NY 10018
(212) 213-0111
 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

META Advisors LLC
  3 World Trade Center
 175 Greenwich Street
 New York, NY 10007
(212) 808-7800
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 2 (this “Amendment”) relates to the Registration Statement on Form S-3 (No. 333-271189) filed by Troika Media Group, Inc., a Nevada corporation (n/k/a Former TRKA Media Group, Inc., the “Company”) with the Securities and Exchange Commission (the “SEC”) on April 7, 2023, as amended by Pre-Effective Amendment No.1 on April 28, 2023 (the “Registration Statement”). This Amendment is being filed to correct Post-Effective Amendment No. 1 to the Registration Statement filed with the SEC on April 4, 2024, which was filed under the incorrect registration number.

  On March 29, 2024 (the “Effective Date”), the Findings of Fact, Conclusions of Law and Order Signed on 3/28/2024 (I) Confirming Debtors' Joint Chapter 11 Plan of Liquidation for Troika Media Group, Inc., et al., (II) Approving the Related Disclosure Statement on a Final Basis and (III) Granting Related Relief  (as amended, modified, or supplemented from time to time, the “Plan”), as confirmed by the United States Bankruptcy Court for the Southern District of New York on March 28, 2024, became effective. Pursuant to the Plan, on the Effective Date, all outstanding securities of the Company, including shares of the Company’s common stock, warrants and shares issuable pursuant to equity-based awards and grants, were extinguished and cancelled. Accordingly, the Company is filing this Amendment to remove from registration all securities of the Company registered pursuant to the Registration Statement that remained unsold thereunder.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York on this 8th day of April, 2024.

FORMER TRKA MEDIA GROUP, INC. (F/K/A TROIKA MEDIA GROUP, INC.) By: META Advisors LLC, solely in its capacity as Plan Administrator for the Company

By: /s/ Dana P. Kane
Name: Dana P. Kane
Title: Chief Compliance Officer, META Advisors LLC